Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-66620), (No. 333-66123), (No. 333-66121), (No.
333-66119) and (No. 033-63865) of ATC Healthcare, Inc. and Subsidiaries of our report dated May 7, 2005, except for the last paragraph of Note 8 (a) as to which the date is June 8, 2005, relating to the February 28, 2005 financial statements and financial statement schedule, which appears in this Form 10-K/A.



 Goldstein Golub Kessler LLP
New York, New York
September 26, 2005